EXHIBIT 11


                          FLEET FINANCIAL GROUP, INC.
            COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                    ($ in thousands, except per share data)



                                                               For the Three Months Ended June 30
                                       --------------------------------------------------------------------------------------
                                                       1995                                             1994
                                       -------------------------------------             ------------------------------------
                                                                 FULLY                                          FULLY
                                          PRIMARY               DILUTED                    PRIMARY             DILUTED
                                        ---------------       ----------------            -------------       ---------------
Equivalent shares:
Average shares outstanding                 141,603,859           141,603,859                141,300,670         141,300,670
Additional shares due to:
      Stock options                            599,860               784,911                  1,004,458           1,007,416
      Warrants                               3,167,586             3,409,764                  3,486,076           3,486,076
      Dual convertible preferred stock      16,033,994            16,033,994                 16,033,994          16,033,994
                                        ---------------       ----------------            -------------       ---------------
Total equivalent shares                    161,405,299           161,832,528                161,825,198         161,828,156
                                        ---------------       ----------------            -------------       ---------------

Earnings per share
Net income                                 $   172,186           $   172,186                   $148,286            $148,286
Less: Preferred stock dividends                 (2,463)               (2,463)                    (2,463)             (2,463)
                                        ---------------       ----------------            -------------       ---------------
Adjusted net income                        $   169,723           $   169,723                   $145,823            $145,823
                                        ---------------       ----------------            -------------       ---------------

Total equivalent shares                    161,405,299           161,832,528                161,825,198         161,828,156
                                        ---------------       ----------------            -------------       ---------------

Earnings per share on net income                $ 1.05                $ 1.05                      $ .90               $ .90
                                        ---------------       ----------------            -------------       ---------------


                                   EXHIBIT 11


                          FLEET FINANCIAL GROUP, INC.
            COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                    ($ in thousands, except per share data)


                                                                   For the Six Months Ended June 30

                                        ---------------------------------------------------------------------------------
                                                       1995                                             1994
                                        -----------------------------------              --------------------------------
                                                                FULLY                                          FULLY
                                          PRIMARY               DILUTED                    PRIMARY             DILUTED
                                        --------------      ----------------             -----------         -------------
Equivalent shares:
Average shares outstanding                 140,477,379           140,477,379                141,212,172         141,212,172
Additional shares due to:
      Stock options                            565,917               827,136                    922,817           1,028,072
      Warrants                               3,053,563             3,409,764                  3,347,002           3,460,927
      Dual convertible preferred
        stock                               16,033,994            16,033,994                 16,033,994          16,033,994
                                        --------------      ----------------             --------------      --------------
Total equivalent shares                    160,130,853           160,748,273                161,515,985         161,735,165
                                        --------------      ----------------             --------------      --------------

Earnings per share
Net income                                $    336,325          $    336,325               $    283,848        $    283,848
Less: Preferred stock dividends                 (4,927)              (4,927)                    (10,195)            (10,195)
                                        --------------      ----------------             --------------      --------------
Adjusted net income                       $    331,398          $    331,398               $    273,653        $    273,653
                                        --------------      ----------------             --------------      --------------

Total equivalent shares                    160,130,853           160,748,273                161,515,985         161,735,165
                                        --------------      ----------------             --------------      --------------

Earnings per share on net income                $ 2.07                $ 2.06                     $ 1.69              $ 1.69
                                        --------------      ----------------             --------------      --------------

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